Exhibit 32.1

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
                    AS ADOPTED PURSUANT TO SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002

         In connection with the Annual Report on Form 10-K of Discovery Laboratories, Inc. (the "Company") for the period ended December 31, 2003, as filed with the Securities and Exchange Commission (the "Commission") on the date hereof (the "Report"), each of the undersigned, in his capacity as an officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

         2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

         A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Commission or its staff upon request.

Date:  March 15, 2005
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Name: /s/ Robert J. Capetola
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Name: Robert J. Capetola, Ph.D.
Title: President, and Chief Executive Officer

Name: /s/ John G. Cooper
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Name: John G. Cooper
Title: Senior Vice President, and Chief Financial Officer